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                                                              Exhibit 10.1

                                      AGREEMENT


     This Agreement is entered into as of the 21st day of April 1999 by and between Ben Neman ("Neman") and Intellicell Corp., a Delaware corporation ("Intellicell") with reference to the following facts:

     A. Neman served as the Chairman of the Board, President and Chief Executive Officer of Intellicell from the inception of Intellicell through November 9, 1998 and has served as Intellicell's Chairman of the Board and President since that time pursuant to an Employment Agreement dated November 9, 1998 by and between Neman and Intellicell (the "Employment Agreement").

     B. In connection with the Employment Agreement, Neman agreed to certain restrictions on the sale of all of his shares of Intellicell common stock (the "Neman Shares") and entered into a lock-up agreement, dated November 10, 1998 (the "Lock-Up Agreement") with respect to the Neman Shares.

     C. Neman wishes to resign as Intellicell's Chairman of the Board and President, and Neman and Intellicell wish to provide for the immediate sale by Neman of certain of the Neman Shares and for certain restrictions on transfer of the remaining Neman Shares.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Neman and Intellicell hereby agree as follows:

     1. RESIGNATION. Neman will resign as Intellicell's Chairman of the Board and President and as a member of Intellicell's Board of Directors, effective immediately, and upon such resignation shall cease to be an officer and director of Intellicell.

     2. TERMINATION OF PRIOR AGREEMENTS. The Employment Agreement and Lock-Up Agreement and any other prior agreements between Neman and Intellicell with respect to any matter (other than any Stock Option Agreements) shall be canceled effectively immediately, and neither Neman nor Intellicell shall have any further rights or obligations (including any right to salary, bonus or severance payments) under any of the canceled agreements.

     3. PAYMENTS TO NEMAN. Intellicell shall make the following payments to Neman in consideration of the various covenants and agreements of Neman contained in this Agreement:

          (a)  $250,000 upon the parties signing this Agreement.

          (b) 24 monthly payments of $14,583.33 each, with the first payment commencing on May 1, 1999, and with payments thereafter on the first day of each month.

          (c) Notwithstanding anything to the contrary contained herein, Intellicell shall immediately pay to Neman all amounts due and unpaid under
(a) and (b) of this paragraph 3 upon the earlier to occur of the following
(i) in the event that Intellicell fails to comply with any of the provisions of this Agreement and fails to cure such breach within the cure period provided in paragraph 9(o) hereof, or (ii) if Intellicell merges, consolidates or is otherwise combined with another entity and is not the surviving entity.

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     4.   SALE OF NEMAN SHARES.  Intellicell agrees that within 15 days following the execution of this Agreement (plus the additional five-day cure period provided by paragraph 9(o) hereof), one or more investors shall purchase from Neman a total of 200,000 of the Neman Shares at a price of $2.50 per share (the "Private Placement"). In the event the sale of the foregoing 200,000 Neman Shares has not been consummated within the foregoing 20-day period following the execution of this Agreement, (a) the 24 monthly payments of $14,583.33 each to be made pursuant to paragraph 3(b) hereof shall instead be made as 12 monthly payments of $29,166.66 each, with the first payment commencing on May 1, 1999 (to the extent the foregoing 20-day period elapses after May 1, 1999, the $14,583.33 payment made on that date would, accordingly, then be supplemented with an additional payment of $14,583.33) and (b) Intellicell shall file within 30 days following the expiration of such deadline a registration statement under the Securities Act of 1933 (the "Securities Act") to register all of the Neman Shares, and the restrictions upon transfer of the Neman Shares set forth in paragraph 5 hereof shall no longer be applicable. In the event the restrictions on transfer of the Neman Shares set forth in paragraph 5 hereof cease to be applicable pursuant to the foregoing sentence, Intellicell shall advise its transfer agent to accept the opinion of Troop Steuber Pasich Reddick & Tobey, LLP (or other counsel of Neman reasonable acceptable to Intellicell) if delivered to the transfer agent more than 90 days after the date of execution of this Agreement to the effect that Neman is no longer an affiliate of Intellicell for purposes of Rule 144 and Neman agrees that Intellicell shall be entitled to rely on such opinion.

     5. RESTRICTIONS ON TRANSFERS OF NEMAN SHARES. During the one-year period following the execution of this Agreement, Neman shall not sell, transfer, pledge or assign any of the Neman Shares, except as follows:

          (a) Neman may sell up to 200,000 Neman Shares pursuant to the Private Placement.

          (b) In addition to the Private Placement, Neman may, at any time prior to a registration statement covering the resale of the Neman Shares becoming effective, make privately negotiated sales of any of the Neman Shares, provided that the purchasers of these shares (including Meir Abramov should he exercise any of his outstanding options to acquire any of the Neman shares) are bound by operation of law or agree to be bound by the volume limitations of Rule 144 on their resales of these shares for the one-year period following their acquisition of these shares, irrespective of whether Neman was an affiliate of Intellicell at the time of their acquisition of these shares.

          (c) During the first six months following the execution of this Agreement, Neman shall make no public sales of any of the Neman Shares pursuant to Rule 144 or otherwise.

          (d) During the six-month period commencing after six months following the execution of this Agreement through one year from the execution of this Agreement, Neman may publicly sell within each three-month segment of that six-month period an amount equal to up to 1% of the total number of then outstanding shares of Intellicell common stock.

          (e) During the six-month period commencing after one year following the execution of this Agreement, Neman may publicly sell within each three-month segment of that six-month period an amount equal to up to the greater of (i) 1% of the total number of then outstanding shares of Intellicell common stock or

(ii) the average weekly trading volume for the four calendar weeks preceding the sale of the Neman Shares, as calculated pursuant to Rule 144.

          (f) Notwithstanding anything to the contrary contained herein, all restrictions set forth in (a) through (e) of this paragraph 5 shall terminate upon the earlier to occur of the following (i) in the event that Intellicell fails to comply with any of the provisions of this Agreement and fails to cure such breach within the cure period provided in paragraph 8(o) hereof, or
(ii) if Intellicell merges, consolidates or is otherwise combined with another entity and is not the surviving entity.

     6. REGISTRATION OF NEMAN SHARES. At the option of Neman, Intellicell agrees to include all of the Neman Shares in the first registration statement that Intellicell files under the Securities Act covering the resale of any Intellicell securities by any third party and agrees that such a registration statement covering the Neman Shares will in no event be filed later than one year following the execution of this Agreement; PROVIDED, HOWEVER, that Intellicell shall file a registration statement to register all of the Neman Shares under the Securities Act within 30 days following a breach of any of the provisions of this Agreement by Intellicell that remains uncured within the applicable five-day cure period if Mr. Neman demands such registration. Any private sales by Neman of Neman Shares made following the effectiveness of any registration statement shall be subject to the limitations set forth in paragraph 5(b) hereof unless Intellicell has committed an uncured breach of this Agreement or Intellicell merges, consolidates or is otherwise combined with another entity and is not the surviving entity.

     7.   ADDITIONAL COVENANTS OF THE PARTIES.

          (a) INSURANCE. Intellicell shall continue to pay Neman's medical insurance premiums for the one-year period following the execution of this Agreement.

          (b) LEGAL FEES. Upon execution of this Agreement, Intellicell shall pay Neman's counsel $5,000 for legal fees in connection with the negotiation and preparation of this Agreement.

          (c) PRESS RELEASE. Intellicell and Neman shall agree to the text of a press release to be disseminated that describes Neman's resignation as Intellicell's Chairman of the Board and President, which shall be substantially in the form attached hereto as Exhibit A.

          (d) PROHIBITION ON EMPLOYEE SOLICITATION. Assuming Intellicell is not in breach of this Agreement beyond the applicable cure period, Neman agrees that for a six-month period following the execution of this Agreement, he will not solicit any employee of Intellicell to work for any other organization or otherwise interfere with Intellicell's contractual or other employment relationships with any of its employees.

          (e) TAXES. Intellicell shall withhold from the payments it makes to Neman pursuant to paragraph 3 hereof the minimum amounts that Intellicell determines are required to be withheld to satisfy all applicable tax laws.

     8.   REPRESENTATIONS AND WARRANTIES.

          (a) INDEPENDENT LEGAL ADVICE. Neman and Intellicell each represents, warrants and agrees that he or it has received independent legal advice from his or its attorneys with respect to the advisability of executing this Agreement.

          (b) NO OTHER REPRESENTATION. Neman and Intellicell each represents, warrants and agrees that, in executing this Agreement, he or it has relied solely on the statements expressly set forth within this Agreement. Neman and Intellicell each further represents, warrants and agrees that, in executing this Agreement, he or it has placed no reliance whatsoever on any statement, representation or promise of any other party, or any other person or entity, that is not expressly set forth within this Agreement, or upon the failure of any other party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever. Neman and Intellicell have included this clause (i) to preclude any claim that either Neman or Intellicell was without the advice of counsel; and (ii) to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

          (c) FACTUAL INVESTIGATION. Neman and Intellicell each represents, warrants and agrees that he or it has made a sufficient investigation of the facts pertaining to all matters contained in or related to this Agreement as he or it deems necessary or desirable.

          (d) AUTHORITY. Neman and Intellicell each represents, warrants and agrees that he or it has the full right, power and authority to execute this Agreement and that the person executing this Agreement on his or its behalf has the full right, power and authority to commit and to bind that party fully to the terms of this Agreement.

          (e) NO ASSIGNMENT. Neman and Intellicell each represents, warrants and agrees that there has been no assignment or transfer, including, without limitation, by way of subrogation or operation of law or otherwise, to any person or entity whatsoever of claims released by that party or of any other claim, right, demand, action or cause of action that the parties may have had, have or might have arising out of the matters that are the subject of this Agreement. Neman and Intellicell each, to the extent any particular party breaches this representation or warranty, agrees to defend, to indemnify and to hold harmless any nonbreaching party to this Agreement from and against any and all claims, allegations, demands, liabilities, losses, obligations, promises, damages, costs, expenses (including, without limitation, attorneys' fees and costs of investigation), lawsuits, actions (in law, equity or otherwise), causes of action, rights and privileges actually incurred as a result of that breach.

          (f) Neman represents and agrees that he is not owed any cash, securities or other amounts by Intellicell in connection with his employment with Intellicell (including as an officer and director) and is not aware of any other claims that he may have against Intellicell.

     9.   GENERAL.

          (a) FULL INTEGRATION. Except as set forth hereinbelow, this Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations and covenants between Neman and Intellicell with respect to the subject matter of this Agreement, and replaces and supersedes all prior, former or contemporaneous agreements, negotiations, understandings, representations, discussions or warranties between the parties, their respective representatives, and any other person or entity, with respect to the subject matter of this Agreement. Any modification, alteration or amendment of this Agreement shall be nonbinding, ineffective or invalid unless it is in writing, specifically refers to this Agreement and is signed by the party to be charged with the modification, alteration or amendment or by a duly authorized representative of that party.

          (b) NO ADMISSIONS. Neman and Intellicell each expressly acknowledges and agrees that this Agreement represents a settlement of disputed claims and is not, in any respect, nor for any purpose, to be deemed or construed to be an admission or concession of any liability or wrongdoing by any party whatsoever or of the existence of any claim. Furthermore, this Agreement shall not be deemed to be for the benefit of, or to confer any rights of any kind or nature whatsoever upon, any third party (whether a person or entity).

          (c) WAIVER AND SEVERABILITY. No waiver of any term, covenant or condition of this Agreement shall be construed as a waiver of any other term, covenant or condition, nor shall any waiver of any default under this Agreement be construed as a continuing waiver of any term, condition or covenant or as a waiver of any other default. Furthermore, in the event any portion of this Agreement is found, judicially or otherwise, to be unlawful, void or, for any other reason, unenforceable, that provision shall be deemed severable from this Agreement and the invalidity or lack of enforceability shall not affect the validity and enforceability of the remaining portions of this Agreement.

          (d) CALIFORNIA LAW GOVERNS. This Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provision of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Los Angeles.

          (e) ATTORNEYS' FEES. Except as otherwise provided in this Agreement, each side is to bear its own legal expenses and attorneys' fees. In the event any legal or governmental action or proceeding is commenced under or pursuant to any other terms and conditions of this Agreement, or to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach of this Agreement, the party prevailing in any such action or proceeding shall be entitled, in addition to any other relief awarded by the Court or other tribunal, to recover from the other party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party. In addition, the prevailing party shall be entitled to recover from the non-prevailing party post-judgment/award/order attorneys', fees incurred by the prevailing party in enforcing a judgment, order or award against the non-prevailing party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of the Agreement, shall survive any judgment rendered in connection with the aforesaid legal action, and shall not be merged into any such judgment, order or award.

          (f) COUNTERPARTS, COPIES, FAXED SIGNATURES. This Agreement may be executed in any number of counterparts by the parties, and, when each party has signed and delivered at least one counterpart to the other party, each counterpart shall be deemed an original and, taken together, shall constitute and be deemed to be one and the same agreement, and shall be binding and effective as to both of the parties. In addition, true and correct copies may be used in lieu of the original Agreement for any purpose whatsoever. Finally, faxed copies of this Agreement and faxed signature pages shall be binding and effective as to both parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

          (g) HEADINGS. The headings to the paragraphs of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement, nor will the heading affect the construction or interpretation of the provisions contained within this Agreement.

          (h) SURVIVAL OF WARRANTIES. All representations and warranties contained within this Agreement shall survive its execution, effectiveness and delivery. It is expressly understood and agreed by the parties that none of the releases or covenants set forth within this Agreement are intended to or do release or affect any claims or rights specifically arising out of this Agreement or the breach of it.

          (i) FURTHER INSTRUMENTS. Neman and Intellicell each shall execute and deliver further instruments, documents or papers and shall perform all acts necessary or proper to carry out and effectuate the terms of this Agreement as may be required by the terms of the Agreement or as may be reasonably requested by either party to this Agreement.

          (j) NO PRESUMPTION FROM DRAFTING. This Agreement has been negotiated at arm's-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to, Section 1654 of the California Civil Code Section, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties.

          (k) BENEFITS SUCCESSORS. Except as limited by the terms of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Agreement and to their respective heirs, executors, administrators, assigns, successors-in-interest, representatives, trustees, beneficiaries and Related Entities.

          (l) ALL TERMS ARE CONTRACTUAL. Each term of this Agreement is contractual and not merely a recital.

          (m) VOLUNTARY EXECUTION OF AGREEMENT. Neman represents that he has carefully read this entire Agreement and that he knows and understands its contents. Neman has had the opportunity to receive independent legal advice from attorneys of his choice with respect to the preparation, review and advisability of executing this Agreement. Neman further represents and acknowledges that he has freely and voluntarily executed this Agreement after independent investigation and without fraud, duress, or undue influence, with the full understanding of the legal and binding effect of this Agreement and with the approval of his legal counsel. Neman thereby knowingly waives the 21-day period under the Older Workers Benefits Protection Act to review this Agreement with his attorney prior to signing.

          (n) RIGHT OF REVOCATION. With respect only to claims arising under the Age Discrimination in Employment Act ("ADEA"), Neman has the right to revoke this Agreement for any reason within seven days after he signs it. To be effective, Neman's notice of revocation must be in writing and must be hand delivered or mailed to David Kane, Intellicell Corp., 9314 Eton Avenue, Chatsworth, California 91311, within the seven-day period. If mailed, the revocation must be postmarked within the seven-day period, properly addressed and sent by certified mail, return receipt requested. If hand-delivered, it must be given to David Kane within the seven-day period.

          (o) CURE PERIOD. Intellicell shall have five days following written notice from Neman to cure any failure to make a required payment to Neman by Intellicell or any third party as required under this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have approved and executed this Agreement as of the date set forth above.

                                        BEN NEMAN


                                        /s/ BEN NEMAN
                                        --------------------------------
                                        Ben Neman


                                        INTELLICELL CORP.


                                        By:  /s/ DAVID KANE
                                             --------------------------------
                                        Its: CFO
                                             --------------------------------





APPROVED AS TO FORM:

TROY & GOULD
Professional Corporation


By: /s/ SANFORD J. HILLSBERG
    --------------------------------
    Sanford J. Hillsberg
    Attorneys for Intellicell Corp.



TROOP STEUBER PASICH REDDICK
  & TOBEY, LLP


By: /s/ HOWARD J. KERN
    --------------------------------
    Howard J. Kern
    Attorneys for Ben Neman